UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DIVIDEND CAPITAL TRUST INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dividend Capital Trust Inc.

518 17th Street, Suite 1700

Denver, Colorado 80202

September 22, 2006

Dear Stockholder:

In the recent weeks, we sent you a package of proxy materials relating to the Annual Meeting of Stockholders of Dividend Capital Trust Inc. to be held on October 6, 2006.

According to our records, as of September 20, 2006, your vote for the matters being considered at this meeting has not been received. These matters are more fully described in the Proxy Statement previously mailed to you, dated September 5, 2006. As a stockholder, it is extremely important for us to receive your vote on these important corporate initiatives. Regardless of the number of shares you may own, it is important they be represented.

Please promptly sign, date and return the enclosed duplicate proxy card or vote via the Internet or over the phone by following these procedures:

To vote via the Internet:

https://www.proxyvotenow.com/dct

■	Go to the Web site address listed above.
■	Have your proxy card ready.
■	Follow the simple instructions that appear on your computer screen.

To vote over the phone:

1-866-849-9668

■	Use any touch-tone telephone.
■	Have your proxy card ready.
■	Follow the simple recorded instructions.

If you have already mailed or voted your proxy, we thank you and you can disregard this notice.

Sincerely,

Evan H. Zucker

Chief Executive Officer and Secretary

IMPORTANT

Prompt voting will save us additional solicitation costs. If you have any questions or need assistance, please call Georgeson Shareholder Communications, which is assisting us in the solicitation of proxies, toll-free, at 1-866-295-3663.